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                                                                  EXHIBIT 10.15


                           DISCOUNT AUTO PARTS, INC.
                            BONUS PLAN: FISCAL 1997


Bonus Plan for: William C. Perkins

Sales and earnings growth are the key to the long term success of Discount Auto Parts and they incorporate all the other aspects of the business. Therefore for the purposes of this pay plan we will only focus on these two areas.

The following bonus will be paid quarterly following the prescribed formula:

Income Before Taxes  multiplied by 1.0%  = Base Bonus.

This Base Bonus will be halved to provide a Comparable Sales Bonus and a Earnings Growth Bonus.

Our goal for Comparable Store Sales increase is 10%. Our goal for Earnings growth increase is 25%.

For every 1% above the Comparable Sales goal of 10% add 10% to Base Bonus for sales.

For every 1% above the Earnings Growth (as calculated based on Income From Operations) goal of 25% add 10% to the Base Bonus for earnings growth.

For every 1% below the Comparable Sales goal of 10% deduct 5% from the Base Bonus for sales.

For every 1% below the Earnings growth (as calculated based on Income From Operations) goal of 25% deduct 5% from the Base Bonus for earnings growth.

Bonus calculations will be made on a quarterly basis by comparing the then current quarterly results to the same quarter prior year results. Any resulting bonuses will be paid on a quarterly basis as well.


Example #1:

     Income Before Taxes of   $ 20,000,000
     1.0% of $20,000,000  =   $    200,000
     divided in half      =   $    100,000

     $100,000 will be dedicated to Comparable Sales growth
     $100,000 will be dedicated to Earnings growth

Assume 12% Comparable sales increases for the quarter and 28% Earnings growth for the quarter.

$100,000 x 20% = $20,000 to total $120,000 for the comparable sales bonus.
$100,000 x 30% = $30,000 to total $130,000 for the earnings growth bonus.


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Example #2:

     Income Before Taxes of $45,000,000
     1.0% of $45,000,000 =  $   450,000
     divided in half    =   $   225,000

     $ 225,000 will be dedicated to Comparable Sales growth.
     $ 225,000 will be dedicated to Earnings growth.


Assume a  7% Comparable sales increase for the quarter
Assume a 15% Earnings growth for the quarter

      $ 225,000 x (100% - ( 3 x 5%))  = $191,250 total for Comparable sales bonus.
      $ 225,000 x (100% - (10 x 5%))  = $112,500 total for Earnings growth bonus.

The "Income before Taxes" amount to be used in calculating the Base Bonus will include a reasonable estimate of the executive bonuses to be paid for the quarter.

The Comparable Sales bonus and the Earnings Growth bonus calculations will be made independent of each other (e.g. a negative earnings growth bonus calculation will not offset a positive comparable store sales bonus calculation).

This plan may be terminated by management at any time and may be subject to periodic adjustments to earnings and/or comparable sales for one-time items or other matters as deemed appropriate by executive management.



Agreed To:




/s/ Peter Fontaine              2/24/97
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Discount Auto Parts, Inc.       Date


/s/ William C. Perkins          2/24/97
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William C. Perkins              Date